Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S‑1 Nos. 333‑232082, 333‑231399, 333‑232078, 333‑232715 and 333‑233989) of Jaguar Health, Inc.; and
(2)	Registration Statement (Form S‑3 No. 333‑220236) of Jaguar Health, Inc.; and
(3)	Registration Statements (Form S‑8 Nos. 333‑204280, 333‑215303, 333‑219939 and 333‑225057) of Jaguar Health, Inc.;

of our report dated April 2, 2020, with respect to the consolidated financial statements of Jaguar Health, Inc. included in this Annual Report (Form 10‑K) of Jaguar Health, Inc. for the year ended  December 31, 2019.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

April 2, 2020